Exhibit 99.3

SPECIAL MEETING OF SHAREHOLDERS OF

BIOTIME, INC.

[•], 2019

PROXY VOTING INSTRUCTIONS

INTERNET - Access "[•]" and follow the on-screen instructions. Have your proxy card available when you access the web page.

TELEPHONE - Call toll-free [•] in the United States or [•] from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.

Vote online/phone until 11:59 PM EST the day before the meeting.

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.

IN PERSON - You may vote your shares in person by attending the BioTime Special Meeting of Shareholders.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:
The Notice of Company Shareholder Meeting, proxy statement and proxy card are available at http://investor.biotimeinc.com

↓ Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet. ↓

PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

The Board of Directors recommends you vote "FOR" the following proposals:	FOR	AGAINST	ABSTAIN
1. Approval of the issuance of BioTime common shares pursuant to the Agreement and Plan of Merger, dated as of November 7, 2018, by and among BioTime, Project Patrick Merger Sub, Inc. and Asterias Biotherapeutics, Inc.	☐	☐	☐
2. Approval of possible adjournment of the BioTime Special Meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of the BioTime Share Issuance Proposal.	☐	☐	☐

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

Signature of Shareholder Date: Signature of Shareholder Date:

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

BIOTIME, INC.
This proxy is solicited by the Board of Directors
Special Meeting of Shareholders
[•], 2019 at [•] AM PST

The undersigned hereby appoint(s) Brian Culley and Stephana Patton, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the common shares of BIOTIME, INC. (the "Company") that the shareholder(s) is/are entitled to vote at the Special Meeting of Shareholders to be held at [•] AM, Pacific Time, on [•], 2019 at [•], and any adjournment or postponement thereof.

This proxy will be voted as directed. In the absence of contrary directions, this proxy will be voted "FOR" the approval of the issuance of BioTime common shares pursuant to the Merger Agreement and "FOR" the adjournment of the BioTime special meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of the BioTime Share Issuance Proposal and the BioTime Adjournment Proposal in accordance with the recommendation of the BioTime board of directors.

Address Changes/Comments: ____

(If you noted any Address Changes/Comments above, please mark the corresponding box on the reverse side.)

Continued and to be signed on reverse side.